UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2013

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2013, Bruce N. Huff, Chief Financial Officer of Far East Energy Corporation (the “Company”), went on a leave of absence for health reasons. During his medical leave of absence, Jennifer D. Whitley, Director of Finance of the Company, will serve as the Company’s interim Chief Financial Officer and perform the duties of the principal financial officer and principal accounting officer of the Company.

Mrs. Whitley, 37, has served as Director of Finance of the Company since January 2011. Prior to joining the Company, Mrs. Whitley served as the Chief Financial Officer of Zero Emission Energy Plants Ltd, a mid-stream international energy company focused in Louisiana and China, from 2008 to 2010. From 2006 to 2008, Mrs. Whitley served as the Finance Director of Global Energy Development PLC where she was responsible for management of financial and legal matters, information technology, administration, and public company reporting on the London Stock Exchange for the company’s international oil exploration and production operations. Previously, Mrs. Whitley worked at Harken Energy Corporation and on the audit staff of Ernst & Young LLP. Mrs. Whitley serves on the board of Zero Emission Energy Plants Ltd, as well as the board of the Houston Chapter of Financial Executives International. Mrs. Whitley is a graduate of Abilene Christian University and a Certified Public Accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2013

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath Chief Executive Officer

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